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                                                                  EXHIBIT 10.66



                            REGISTRATION RIGHTS AGREEMENT

                                    by and between

                               AMERICAN SKIING COMPANY

                                         and

                               BEAR STEARNS & CO, INC.
                             SUNAMERICA INVESTMENTS, INC.
                                         AND
                            FIDELITY MANAGEMENT & RESEARCH

                            Dated as of December 29, 1997

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                                  TABLE OF CONTENTS

1.  DEFINITIONS.................................................    1

2.  REGISTRATION UNDER THE SECURITIES ACT.......................    3

   2.1  Registration............................................    3
   2.2  Effective Period........................................    4
   2.3  Expenses................................................    5
   2.4  No Underwritten Offerings...............................    5

3.  REGISTRATION PROCEDURES.....................................    5

   3.1  Obligations of the Company..............................    5
   3.2  Selling Information.....................................    9
   3.3  Notice to Discontinue...................................    9

4.  INDEMNIFICATION:  CONTRIBUTION..............................    9

   4.1  Indemnification by the Company..........................    9
   4.2  Indemnification by Holders..............................   10
   4.3  Conduct of Indemnification Proceedings..................   10
   4.4  Contribution............................................   11
   4.5  Other Indemnification...................................   12
   4.6  Indemnification Payments................................   12

5.  GENERAL.....................................................   12

   5.1  Adjustments Affecting Registrable Securities............   12
   5.2  Amendments and Waivers..................................   12
   5.3  Notices.................................................   13
   5.4  Successors and Assigns..................................   13
   5.5  Counterparts............................................   14
   5.6  Descriptive Headings, Etc...............................   14
   5.7  Severability............................................   14
   5.8  Governing Law...........................................   14
   5.9  Entire Agreement........................................   15
   5.10  Nominees for Beneficial Owners.........................   15
   5.11  Further Assurances.....................................   15

                                          i

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     Registration Rights Agreement ( this or the "Agreement") dated as of
December _, 1997, by American Skiing Company, a Maine corporation (the "Company) and Bear Stearns & Co, Inc., Sunamerica Investments, Inc. and Fidelity Management & Research (the "Initial Holder").

                                W I T N E S S E T H:

     WHEREAS, the Company and the Initial Holder entered into a Securities Purchase Agreement, of even date herewith (the "Purchase Agreement") pursuant to which the Company issued, and the Initial Holder purchased, 615,022 shares of Common Stock, $.01 Par Value, of the Company; and

     WHEREAS, in order to induce the Initial Holder to enter into the Purchase Agreement, the Company agreed to provide certain registration rights on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

     "Affiliate" shall mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Business Day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York generally are required or authorized by law or other government action to be closed.

     "Common Stock" shall mean the class of Common Stock, par value $.01 per share, of the Company.

     "Company" shall have the meaning set forth in the preamble.

     "Exchange Act" means the Securities Exchange act of 1934, as amended from time to time, and the rules and regulations thereunder, or any similar or successor statute.

     "Holders" shall mean the Initial Holder for so long as it owns any Registrable Securities and such of its respective successors and permitted assigns (including any permitted transferees

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of Registrable securities) who acquire or are otherwise the transferee of
Registrable Securities, directly or indirectly, form such Initial Holder (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities.

     "Holders' Counsel" shall mean one firm of counsel (per Registration) to the Holders of Registrable Securities participating in such Registration, which counsel shall be selected by the Majority Holders of the Registration.

     "Initial Holder" shall mean Bear Stearns & Co, Inc., Sunamerica Investments, Inc. and Fidelity Management & Research.

     "Inspectors" shall have the meaning set forth in Section 4.1(g).

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Person" shall means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivisions or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business) and shall include any successor (by merger or otherwise) of such entity.

     "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble.

     "Registration Securities" shall mean (i) the 615,022 shares of Common Stock issued to the Initial Holder pursuant to the Purchase Agreement, and
(ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing a legend restricting further transfer shall have been

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delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (D) such securities shall have ceased to be outstanding or (E) such securities are freely tradable under the Securities Act.

     "Registration" shall mean a registration required to be effected by the Company pursuant to Section 2.1.

     "Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities included therein pursuant to the provisions of Section 2.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

     "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any similar or successor statute.

     "Shelf Registration" shall have the meaning set forth in Section 2.1(a)

     "Transfer Agent" shall mean Boston EquiServe.

2.   REGISTRATION UNDER THE SECURITIES ACT.

     2.1  Registration.

          (a) The Company shall cause the registration of all of the Registrable Securities in accordance with the provision of Section 2.1(b) hereof, and use its best efforts to cause such Registration to become effective at the time set forth in Section 2.1(b) below.

          (b) The Company shall, as expeditiously as possible following the date hereof, cause to be filed with the SEC a Registration Statement providing for the registration under the Securities Act of the Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities so to be registered by means of a shelf registration pursuant to Rule 415 under the Securities Act. The Company shall cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter and shall use its best efforts to keep such Registration Statement continuously effective of a period of twelve (12) months following the effective date of such Registration statement, plus any Delay Period.

          The Holder of Registrable Securities shall furnish to the Company in writing, within 10 business days after receipt of a request therefor, such information concerning such Holder or its intended method of disposition as the Company may reasonably request for use in connection with the Registration Statement or Prospectus or

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     preliminary Prospectus included therein. Each Holder as to which any
     Registration Statement is being effected agrees to furnish promptly to the Company all information request to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          (c) Registration of Other Securities. Whenever the Company shall effect a Registration, no securities other than the Registrable Securities (and (i) the Common Stock issued to Wendy E. Penley pursuant to a Securities Purchase Agreement dated January 23, 1998; and (ii) the Exchangeable Convertible Preferred Stock of the Company ("Repriced Converts") and the Common Stock into which the Repriced Converts may be converted held by Madeleine, L.L.C.) shall be covered by such registration unless the Holder of the Registration shall have consented in writing to the inclusion of such other securities.

          (d) Effective Registration Statement: Suspension. The Company shall use its best efforts to keep the Registration Statement effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for a period of twelve (12) months following the Effective Date of the Registration, plus a period of time equal to any Delay Period, provided that the Company may suspend the effective of the Registration Statement for a period not to exceed sixty (60) days in any calendar year (a "Blackout Period") if (i) an event occurs and is continuing as a result of which the Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) the Company determines in good faith that (a) the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction which has not yet been public disclosed. If (i) the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (ii) a Blackout Period shall occur, then the period of time from the occurrence of any of the events described in (i) or
     (ii) until such event is no longer continuing shall constitute a "Delay Period".

          (f)  Registration Statement Form.  Registrations under this Section
     2.1 shall be on registration form S-1 of the SEC. The Company shall include in any such Registration Statement, in addition to such information as the Company may desire, all additional information which the selling Holder, upon advice of counsel, shall reasonably request.

          2.2  Effective Period.

     Subject to its limited right to impose a Blackout Period, the Company shall use its best efforts to keep the Registration continuously effective for a period of twelve (12) months following the Effective Date plus a period equal in length to any Delay Period; provided, however, that prior to the termination of such Registration, the Company shall first furnish to

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each Holder of Registrable Securities participating in such Registration (i)
an opinion, in form and substance reasonably satisfactory to the Holder of the Registration, of general counsel for such the Company stating that such Registrable Securities are freely salable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Registration were sold in a public sale other than pursuant to an effective registration statement.

     2.3 Expenses. The Company shall pay all of its registration expenses in connection with the Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such Registration.

     2.4 No Underwritten Offerings. The Company shall have no obligation to provide, and the parties do not intend or contemplate, any underwritten offering in conjunction with the Registration.

3.   REGISTRATION PROCEDURES.

     3.1 Obligations of the Company. In connection with the Registration, the Company shall, as expeditiously as possible:

          (a) prepare and file with the SEC (promptly, and in any event within the time period set forth in Section 2.1(b) hereof) the requisite Registration Statement to effect such Registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any Registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.1(e), its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under the securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and reasonable comment of Holders' Counsel, and
     (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holders' Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or with the rules or regulations thereunder;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be

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     necessary (i) to keep such Registration Statement effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.1(e), its securities that are Registrable Securities, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of al Registrable Securities covered by such Registration Statement, each case until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; and provided, that such period need not extend beyond the time period provided in Section 2.2, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold;

          (c) Furnish, without charge, to the Holder of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus in conformity with the requirements of the Securities Act, and other documents, as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by selling Holder;

          (d) prior to any public of Registrable securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable securities covered by such Registration Statement may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such Registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdiction of the Registrable Securities owned by such selling Holder; provided, however that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

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          (f)  promptly notify Holders' Counsel and each Holder of
     Registrable Securities covered by such Registration Statements: (i) when the Registration Statement, and pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendments to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.4(b) cease to be true and correct in all material respects, and (viii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exits circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 3.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 3.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

          (g) make available for inspection by any selling Holder of Registrable Securities, Holders' Counsel and any attorney, accountant or other agent retained by Holder (each, an "inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries

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     thereof as may be in existence at such time (collectively, the
     "Records") as shall be necessary, in the opinion of such Holder's counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any of its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

          (h) obtain an opinion from the Company's general counsel and "cold comfort" letter from the Company's independent public accountants who have certified such Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the Holder of the Registration, and furnish to each Holder participating in the offering a copy of such opinion and letter addressed to such Holder (in the case of the opinion);

          (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the Registration.

          (k) if so requested by the Holder use its best efforts to cause all Common Shares constituting such Registrable Securities to be listed on the national securities exchange on which the Company's securities are then listed;

          (l) keep such selling Holder of Registrable Securities advised as to the initiation and progress of any registration under Section 2 hereunder;

          (m) enter into and perform customary agreements and provide officers' certificates and other customary closing documents;

          (n) cooperate with the Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Holder;

          (o) furnish to the Holder without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including

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     financial statement and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorpoarted by reference);

          (p) cooperate with the Holder to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities; and

          (q) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

     3.2 Selling Information. The Company may require the Holder of Registrable Securities as to which any Registration is being effect to furnish to it such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with the Registration.

     If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any Securities of the Company, then such Holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holder does not imply that such Holder will assist in metering any future financial requirements of the Company, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

     3.3 Notice to Discontinue. Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 3.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1 (f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by meeting the requirements of Section 3.1(f).

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4.   INDEMNIFICATION; CONTRIBUTION

     4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively "Agents") and each Person who controls such Holder (within the meaning of the Securities
Act) and its Agents with respect to each registration which has been effected pursuant to Section 2 of this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened) in respect thereof, and expense (as incurred or suffered and including, but no limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required by the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein.

     4.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each Person who controls the Company and its Agents against any and all claims, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 4.2 shall in no event be greater than the amount of the net proceeds received by such holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all

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

amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

     4.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a claim under this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 4, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 4, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advise of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld ), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (wether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

     4.4 Contribution. If the indemnification provided for in Section 4.1 or 4.2 from the indemnifying party for any reason is unavailable (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any

Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, o the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to , among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 4.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this
Section 4.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 4.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     4.5 Other Indemnification. Indemnification similar to that specified in the preceding Sections 4.1 and 4.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

     4.6 Indemnification Payments. The indemnification and contribution required by this Section 4 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

5.   GENERAL

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


     5.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect in any material respects the ability of the Holder of any Registrable Securities to include such Registrable Securities in any such registration.

     5.2 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated in any material respect, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders of not less than 50% of the Registrable Securities then outstanding; provided, however, that no such amendments, modifications, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without written consent of all of the holders of Registrable securities; and provided further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

     5.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

     (i)  If to the Company, to:
          American Skiing Company
          Sunday River Access Road
          P.O. Box 450
          Bethel, Maine 04217
          Attn:  Christopher E. Howard
          Telecopy:  (207) 824-5158
          Telephone: (207) 824-8100

     (ii) If to the Holders, to:
          Mr. Tom Shandell
          Bear, Stearns & Co., Inc.
          245 Park Avenue, 4th Floor
          New York, New York 10167

          Ms. Janegail Orringer
          Sunamerica Investments, Inc.
          733 third Avenue, 3rd Floor
          New York, New York 10017

          Mr. Tom Hense
          Fidelity Management & Research
          1 Federal Street, 20th Floor
          Boston, MA 02110

     (iii) If to any subsequent Holder, to the address of such Person set forth in the records of the Company.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopies; on the next business day, if timely delivered to a courier guaranteeing overnight delivering and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested postage prepaid.

     5.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successor and permitted assigns (including any permitted transferee of the Registrable Securities). Any Holder may assign to any permitted (as determined under the Purchase Agreement transferee of its Registrable Securities (other than a transferee that acquired such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and, by taking and holder such Registrable Securities, such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms ad provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). If the company shall so request, any heir, successor or permitted assign (including any permitted transferee) shall agree in writing to acquire and holder the Registrable securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entities merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the consent of the other parties.

     5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of such counterparts, taken together, shall continue one and the same instrument.

     5.6 Descriptive Headings, Etc. The headings in this Agreement are for conveyance of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

     5.7 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine (without giving effect to the conflict of laws principles thereof).

     5.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the Agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Company and the other parties to this Agreement with respect to such subject matter.

     5.10 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing deliver to the Company (on behalf of the Company), be treated as the holder, of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     5.11 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

AMERICAN SKIING COMPANY                      BEAR, STEARNS  CO., INC.


By: /s/ Christopher E. Howard                    By: /s/ Paul S. Gray
   --------------------------                   -----------------------------
    Its Senior Vice President                   Its Senior Managing Director

                                             SUNAMERICA INVESTMENTS, INC.


                                             By: /s/ Janegail Orringer
                                                -----------------------------
                                                  Its Authorized Agent


                                             FIDELITY MANAGEMENT & RESEARCH


                                             By: /s/ Thomas C. Hense
                                                -----------------------------
                                                  Its Vice President
                                                      Manufacturers Life Hy
                                                      Portfolio Manager